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                                                                   EXHIBIT 10.29

                                                                  Execution Copy

                      FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of December 20, 1996 by and among PNI SYSTEMS, LLC, a Georgia limited liability company (the "Company"), PREFERRED NETWORKS, INC., a Delaware corporation (the "Parent", the Parent, together with the Company, the "Borrowers"), and NATIONSBANK, N.A. (SOUTH) (the "Lender").

         WHEREAS, the Borrowers and the Lender have entered into that certain Credit Agreement dated as of August 8, 1996 (the "Credit Agreement); and

         WHEREAS, the Borrowers and the Lender desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

         (a) The Credit Agreement is amended by deleting Schedules 5.1, 5.4, 5.9, 5.10, 5.11, 5.13, 5.14, 5.16, 5.17, and 5.18 in their entirety and substituting in their place the Schedules with identical designations attached hereto.

         (b) The Credit Agreement is amended by deleting Section 2.12(a) in its entirety and substituting in its place the following:

                  (a) The Company may only use the proceeds of Company Loans to finance (i) the cash portion of the consideration paid by the Company to finance paging or other communications related Acquisitions, including without limitation, paging network Acquisitions, tower and site Acquisitions and page repair Acquisitions; (ii) capital expenditures of the Company and (iii) intercompany loans to the Parent and any other Guarantor which (x) the Parent will use to finance the cash portion of the consideration paid by the Parent to finance paging network Acquisitions or (y) such other Guarantor will use for working capital purposes (the "Intercompany Loans"). All Intercompany Loans must be evidenced by a promissory note executed by the Parent or any Guarantor receiving the proceeds of each Intercompany Loan in favor of the Company and substantially in the form of Exhibit J hereto (each an "Intercompany Note" and collectively the "Intercompany Notes"). All Intercompany Notes shall be pledged by the Company to the Lender as further security for the Obligations of the Company.

                 (c) The Credit Agreement is amended by deleting Section 4.1(h) in its entirety and substituting in its place the following:




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                  (h) Pledge Agreements. The Lender shall have received each of the Pledge Agreements duly executed by the Parent, PNI Georgia, Inc. and the Company. In addition, the Lender shall have received each of the following: (i) all certificates, if any, representing all of the issued and outstanding capital stock, membership interest and other equity interest of each of the Company, the License Subsidiary and any other Subsidiary of the Parent, (ii) stock powers duly endorsed in blank relating to all such certificates, (iii) if such Pledge
         Agreement covers membership interest in a limited liability company, the consent of such Person and each of its members substantially in the form attached to the Pledge Agreement and (iv) all the Intercompany Notes pledged pursuant to the Company's Pledge Agreement and duly endorsed by the Company to the Lender.

         (d) The Credit Agreement is amended by deleting the last paragraph of
Section 6.12 in its entirety and substituting in its place the following:

         With respect to a Significant Acquisition, the items referred to in the preceding subsections (a) through (d) and subsections (f) and (h) must be delivered to the Lender at least 20 days prior to the execution and delivery of the definitive Acquisition Documents for such Acquisition while the balance of the items referred to in all of the other subsections must be delivered to the Lender not later than the date of the consummation of such Acquisition. With respect to any other Acquisition, the items referred to in subsections (a), (b) and
         (h) must be delivered to the Lender prior to the execution and delivery of the definitive Acquisition Documents for such Acquisition while the balance of the items referred to in all of the other subsections (other than the certificate referred to in the preceding subsection (c) and the Assignment of Acquisition Documents, neither of which shall be required) must be delivered to the Lender not later than 30 days following the date of the consummation of such Acquisition. If the Lender shall have received only drafts of the Acquisition Documents for an Acquisition on the date of the consummation thereof, the Borrowers shall deliver to the Lender complete fully executed copies of such Acquisition Documents (including all exhibits and schedules thereto) not later than 5 days after such date. The Borrowers agree not to amend, supplement, restate or otherwise modify the terms of any Acquisition Document prior to the consummation of the applicable Acquisition, or waive any condition to the effectiveness of such Acquisition contained in such Acquisition Documents, without the Lender's prior written consent, such consent not to be unreasonably withheld.

        (e) The Credit Agreement is amended by deleting Section 7.3 in its entirety and substituting in its place the following:

         7.3      INDEBTEDNESS

                  Create, incur or suffer to exist any Indebtedness except (a) Indebtedness to the Lender under any of the Loan Documents; (b) Indebtedness existing on the Effective Date and described on Schedule
         5.13. which is acceptable to the Lender; (c) Indebtedness under the Intercompany Notes in an aggregate principal amount not to exceed $18,000,000 at any time outstanding; (d) Indebtedness in an aggregate amount not to exceed $250,000 during any fiscal year of the Borrowers;
         (e) Indebtedness otherwise permitted by Section 7.4 and (f) loans and advances to employees of the Borrowers for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices.

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         (f) The Credit Agreement is amended by deleting the address for the
Borrowers from Section 10.2 and substituting in its place the following:

To a Borrower:

         850 Center Way
         Norcross, Georgia 30071
         Attention: Chief Financial Officer
         Telephone No:  (770) 582-3500
         Telescope No:  (770) 582-3501

         (g) The Credit Agreement is amended by deleting Section 1 of Exhibit C in its entirety and substituting in its place the following:

                  Section 1. Pledge. The Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Pledgee, and grants to the Pledgee a security interest in, all of the Pledgor's right, title and interest in, to and under the following, whether now owned or hereafter acquired or arising (collectively, the "Pledged Collateral"): (a) all of the common stock, shares, membership interests, equity interests and other securities (collectively, "Securities") of each Person (each an "Issuer") described in Schedule I attached hereto; (b) any additional Securities of any of such Issuers as may from time to time be issued to the Pledgor or otherwise acquired by the Pledgor; (c) any additional Securities of any Issuer as may hereafter at any time be delivered to the Pledgee by or on behalf of the Pledgor; [Include the following if Debtor is PNI Systems, LLC - (d) the Intercompany Notes, together with (i) all books and accounts, papers and documents in any way evidencing or relating to such Intercompany Notes, (ii) the Pledgor's right (A) to give all consents, waivers and releases thereunder, (B) to take all action upon the happening of any breach or default giving rise to any right (including rights to payment of money, rights of indemnification and setoff, and rights to defer payment of amounts or to compel specific performance) in the Pledgor's favor under such Intercompany Notes, and
         (C) to do any and all other things whatsoever which the Pledgor is or may become entitled to do under such Intercompany Notes;] (e) all of the rights of the Pledgor as a member of any Issuer that is a limited liability company to: (i) capital of, profits of (in each case whether or not distributed) and distributions of or from such Issuer, whether cash or noncash, and whether prior to or in connection with the liquidation of such Issuer; (ii) operate the business of such Issuer and deal with and receive the benefit from such Issuer's assets; (iii) receive proceeds of any indemnity, warranty or guaranty under any agreement between the Pledgor, the other members of such Issuer and such Issuer, or any of them; (iv) have access to such Issuer's books and records and to other information concerning or affecting such Issuer; (f) any cash or additional Securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any of the property referred to in any of the immediately preceding clauses (a) through (e); and (g) any and all products and proceeds of the foregoing, together with all other rights, titles, interests, powers, privileges and preferences pertaining to said property.

         (h) The Credit Agreement is amended by deleting Exhibit J in its entirety and substituting in its place Exhibit J attached hereto.




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          Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Lender of each of the following, each in form and substance satisfactory to the Lender:

          (a) A counterpart of this Amendment duly executed by the Company, the Parent and the Lender, and

          (b) Such other documents, instruments and agreements as the Lender may reasonably request.

          Section 3. Representations. Each of the Borrowers represents and warrants to the Lender that:

         (a) Authorization; No Conflict. The execution and delivery by the Borrowers of this Amendment and the performance by the Borrowers of this Amendment and the Credit Agreement, as amended by this Amendment in accordance with their respective terms (a) have been duly authorized by all requisite corporate and, to the extent required, stockholder action (or membership action in the case of a limited liability company) on the part of each Borrower and
(b) will not (i) violate any provision of Applicable Law, or any order of any Governmental Authority or any provision of the certificate in incorporation, articles of organization or other comparable organizational instrument or by-laws or operating agreement of either Borrower, (ii) violate, conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or an event of default under any Material Contract to which either Borrower is a party or which each Borrower or any of its property is or may be bound, or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrowers.

         (b) Enforceability. This Amendment has been duly executed and delivered by a duly authorized officer of each Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting generally the enforcement of creditors' rights and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         Section 4. Reaffirmation. Each Borrower hereby repeats and reaffirms all representations and warranties made by such Borrower to the Lender in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

         Section 5. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

         Section 6. Expenses. The Company shall reimburse the Lender upon demand for all costs and expenses (including attorneys' fees) incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

         Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respect successors and assigns.



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         Section 8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

         Section 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same original instrument.

          Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Firm Amendment to Credit Agreement to be executed as of the date first above written.

                                   THE PARENT:

                                   PREFERRED NETWORKS, INC.

                                   By: /s/ Kim Smith Hughes
                                      ---------------------------------
                                        Name: Kim Smith Hughes
                                              -------------------------
                                        Title: Chief Financial Officer
                                              -------------------------

                                   THE COMPANY:

                                   PNI SYSTEMS, LLC

                                   By:  Preferred Networks, Inc., its Manager


                                   By: /s/ Kim Smith Hughes
                                      ---------------------------------
                                        Name: Kim Smith Hughes
                                              -------------------------
                                        Title: Chief Finanical Officer
                                              -------------------------

                                   THE LENDER:

                                   NATIONSBANK, N.A. (SOUTH)


                                   By: /s/ Michael S. Paulson
                                      ---------------------------------
                                        Name: Michael S. Paulson
                                              -------------------------
                                        Title: Assistant Vice President
                                              -------------------------